Exhibit 5.1

Tel +1.214.220.7700 Fax +1.214.999.7816

January 29, 2021

Pioneer Natural Resources Company

777 Hidden Ridge

Irving, Texas 75038

Re:	Pioneer Natural Resources Company

$750,000,000 0.750% Senior Notes due 2024

$750,000,000 1.125% Senior Notes due 2026

$1,000,000,000 2.150% Senior Notes due 2031

Ladies and Gentlemen:

We have acted as counsel for Pioneer Natural Resources Company, a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the registration by the Company under the Securities Act of 1933 (the “Securities Act”) of the offer and sale by the Company pursuant to Rule 415 under the Securities Act of $750,000,000 aggregate principal amount of 0.750% Senior Notes due 2024, $750,000,000 aggregate principal amount of 1.125% Senior Notes due 2026 and $1,000,000,000 aggregate principal amount of 2.150% Senior Notes due 2031 (collectively, the “Notes”), pursuant to the Underwriting Agreement, dated January 14, 2021 (the “Underwriting Agreement”), among the Company and BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and TD Securities (USA) LLC, as representatives of the several underwriters listed therein (the “Underwriters”).

The Notes were offered and sold pursuant to a prospectus supplement, dated January 14, 2021, filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) on January 15, 2021, to a prospectus dated August 5, 2020 (such prospectus, as amended and supplemented by the prospectus supplement, the “Prospectus”) that constitutes a part of the Company’s Registration Statement on Form S-3 (Registration No. 333-241031), filed with the Commission on August 5, 2020 (the “Registration Statement”), which Registration Statement became effective upon filing pursuant to Rule 462(e) under the Securities Act. The Notes will be issued pursuant to that certain Indenture, dated June 26, 2012, between the Company and Wells Fargo Bank, National Association (the “Trustee”), as trustee (the “Indenture”), as supplemented by the Fourth Supplemental Indenture, dated January 29, 2021, between the Company and the Trustee (the “Supplemental Indenture”).

Vinson & Elkins LLP Attorneys at Law Austin Dallas Dubai Hong Kong Houston London New York Richmond Riyadh San Francisco Tokyo Washington	Trammell Crow Center, 2001 Ross Avenue, Suite 3900 Dallas, TX 75201-2975 Tel +1.214.220.7700 Fax +1.214.220.7716 velaw.com

January 29, 2021 Page 2

We have reviewed those agreements, records, documents and matters of law as we have deemed relevant in order to render the opinions set forth herein, including but not limited to (i) the Registration Statement; (ii) the Prospectus forming a part of the Registration Statement; (iii) the Amended and Restated Certificate of Incorporation, as amended, and the Sixth Amended and Restated Bylaws of the Company; (iv) certain resolutions adopted by the Board of Directors of the Company relating to the Registration Statement and related matters; (v) certain resolutions adopted by the Pricing Committee of the Company relating to the issuance and sale of the Notes; (vi) the Indenture; (vii) the Supplemental Indenture; and (viii) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In addition, we reviewed such questions of law as we considered appropriate.

As to any facts material to our opinions contained herein, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates from officers of the Company and other representatives of the Company, and upon certificates of public officials.

Based upon and subject to the foregoing and subject further to the assumptions, exceptions and qualifications hereinafter stated, it is our opinion that the Notes have been duly authorized, executed and issued by the Company and, assuming that the Notes have been duly authenticated by the Trustee, constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Indenture, as amended and supplemented by the Supplemental Indenture.

The opinion expressed above is subject in all respects to the following assumptions, exceptions and qualifications:

A.

We have assumed (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents reviewed by us are genuine; (iii) all documents submitted to us as originals are authentic and complete; (iv) all documents submitted to us as certified or photostatic copies conform to authentic originals thereof; (v) each natural person signing any document reviewed by us had the legal capacity to do so; and (vi) each person signing in a representative capacity (other than on behalf of the Company) any document reviewed by us had authority to sign in such capacity.

B.

We have assumed that (i) the Registration Statement is effective and complies with all applicable laws; (ii) the Company has timely filed all necessary reports pursuant to the Securities Exchange Act of 1934; (iii) the prospectus supplement prepared and filed with the Commission complies with all applicable laws; (iv) the Notes have been issued and sold in compliance with applicable federal and state securities laws and in the manner

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stated in the Registration Statement and the Prospectus forming a part of the Registration Statement; (v) the Indenture and the Supplemental Indenture have been duly authorized, executed and delivered by the Trustee in substantially the form reviewed by us; and (vi) the Underwriting Agreement has been duly authorized and validly executed and delivered by the Underwriters.

C.

In rendering this opinion, we have assumed that the Trustee is qualified to act as trustee under the Indenture and the Supplemental Indenture and that the Trustee has duly executed and delivered the Indenture and the Supplemental Indenture.

D.

The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or security may be limited by or subject to (i) as to enforcement of legal remedies, applicable bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally; (ii) as to enforcement of legal remedies, an implied covenant of good faith and fair dealing; and (iii) as to remedies of specific performance and injunctive and other forms of equitable relief, equitable defenses or principles and to the discretion of the court before which any proceeding may therefor be brought.

E.

We express no opinion with respect to (i) the enforceability of provisions in the Indenture, the Supplemental Indenture or any other agreement or instrument with respect to delay or omission of enforcement of rights or remedies, or waivers of defenses, or waivers of benefits of stay, extension, moratorium, redemption, statutes of limitation, or other nonwaivable benefits bestowed by operation of law; or (ii) the enforceability of indemnification or contribution provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

F.	We express no opinion as to the requirements of or compliance with federal or state securities laws or regulations.

G.

The opinions expressed in this letter are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware, and the federal laws of the United States of America as in effect on the date hereof, and we undertake no duty to update or supplement the foregoing opinions to reflect any facts or circumstances that may hereafter come to our attention or to reflect any changes in any law that may hereafter occur or become effective. We do not express any opinions as to the laws of any other jurisdiction. You should be aware that we are not admitted to the practice of law in the State of Delaware.

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We consent to the filing of this opinion of counsel as an exhibit to a Current Report on Form 8-K. We also consent to the reference to this firm under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not admit that this firm is in the category of persons whose consent is required under the provisions of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

We disclaim any duty to advise you regarding any changes in, or otherwise communicate with you with respect to, the matters addressed herein.

Very truly yours,

/s/ Vinson & Elkins L.L.P.